Exhibit 99(a)(1)(D)

What Number to Give the Paying Agent

        The Holder is required to give the Paying Agent his or her TIN (e.g., Social Security number or Employer Identification Number). If the Securities are held in more than one name or are held not in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which number to report.

        PAYER'S NAME:    U.S. Bank, National Association (Successor Trustee to State Street Bank and Trust                        Company, N.A.)

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service	Part 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security Number(s) OR Employer Identification Number:

Part 2—Certification—under penalties of perjury, I certify that:
Payer's Request for Taxpayer Identification Number (TIN)	(1)	The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me),
	(2)	I am not subject to backup withholding because (i) I am exempt from backup withholding, (ii) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of failure to report all interest or dividends, or (iii) the IRS has notified me that I am no longer subject to backup withholding, and
	(3)	I am a U.S. person (including a U.S. resident alien).

Certificate instructions — You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you receive another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).	Part 3 Awaiting TIN ☐

Signature		Name
(Please Print)
Date

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY GROSS PAYMENTS MADE TO YOU PURSUANT TO THE OPTION. PLEASE REVIEW THE ENCLOSED "GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9" FOR ADDITIONAL DETAILS.
YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalty of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable payments made to me thereafter will be withheld until I provide such a number.

Signature	Date	, 2007
Name (please print)

        IMPORTANT: The Purchase Notice (together with the Securities or confirmation of book-entry transfer of the Securities and all other required documents) must be received by the Paying Agent at the address set forth on the first page of the Purchase Notice prior to 5:00 p.m., Eastern Standard Time, on November 19, 2007.